                                                                    Exhibit 99.1

For Immediate Release

Contact:  Gene Cassis, Vice President of Investor Relations, 508-482-2349


   Waters Corporation First Quarter 2003 Sales Up 2% Before Currency Effects,
         Earnings Per Diluted Share In Line with Company's Expectations

Milford, Massachusetts, April 22, 2003 -- Waters Corporation (NYSE/WAT) reported today first quarter 2003 sales of $221 million, an increase of 10% over the $200 million in sales reported for the first quarter of 2002. This growth is comprised of 2% organic growth (prior to currency effects) and an 8% benefit from foreign exchange in the quarter. Earnings per diluted share (E.P.S.) for the first quarter were $0.26 compared to $0.26 for the comparable period in 2002. On a pro-forma basis, excluding unusual charges, E.P.S. were $0.30 for the quarter, an increase of 11% over the pro-forma E.P.S. of $0.27 reported for the first quarter of 2002. Free cash flow for the first quarter was approximately $30 million.

Commenting on the quarter Douglas Berthiaume, Chairman, President and Chief Executive Officer said, "Overall our results reflect cautious spending by our pharmaceutical and life science customers and relatively stronger demand from our industrial customers. Sales growth by product line for the quarter was in line with our expectations. Additionally, we are pleased to report on the accelerated completion of our $200 million stock buy-back program and the successful integration of the recently acquired rheometry instrument product line within our TA Instruments division.

Lastly, at this year's ASMS conference in June, we plan to introduce a new triple quadrupole mass spectrometry system designed to meet the performance requirements of researchers in drug development. Our production plan anticipates shipments in late 2003."

The Company reported certain unusual charges in the first quarter, as explained in the accompanying financial schedules. These consisted of restructuring charges associated with the combination of the Company's field organizations, the divestiture of the Company's inorganic mass spectrometry business, the acquisition of the rheometry product line from Rheometrics Scientific Inc. and charges related to on-going legal matters.

In addition to the results presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company believes it is appropriate to provide "pro-forma" information that adjusts results to exclude unusual items such as non-operational, non-cash charges and benefits, and one-time charges. Management uses such pro-forma information internally to evaluate the Company's performance and to manage its operations. The accompanying financial schedules contain a detailed presentation of both GAAP and pro-forma results for the first quarter ended March 31, 2003.

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As communicated in a prior press release, Waters Corporation will webcast its first quarter 2003 financial results conference call this morning, April 22, 2003, at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.info , choose Investor Relations and click on the Live Webcast. A replay of the call will be available from today through April 28, 2003, similarly by webcast, and also by phone at 402-530-7669.

Waters Corporation holds worldwide leading positions in three complementary analytical technologies - high performance liquid chromatography (HPLC), mass spectrometry (MS) and thermal analysis (TA). These markets account for $4.4 billion of the overall $20 billion analytical instrument market.


                              CAUTIONARY STATEMENT

This release contains "forward-looking" statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward looking statements. Without limiting the foregoing, the words, "believes", "anticipates", "plans", "expects", "intends", "appears", "estimates", "projects", and similar expressions are intended to identify forward looking statements. The Company's actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons including and without limitation: loss of market share through competition, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, changes in the demands of the Company's healthcare and pharmaceutical company customers, changes in the healthcare market and the pharmaceutical industry, changes in distribution of the Company's products, the short-term effect on sales and expenses as a result of the formerly announced combination of the Waters and Micromass sales, service and distribution organizations, and foreign exchange fluctuations. Such factors and others are discussed more fully in the section entitled "Risk Factors" of the Company's Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, which "Risk Factors" discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company's estimates as of the date of this press release and should not be relied upon as representing the Company's estimates or views as of any date subsequent to the date of this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future.

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                       Waters Corporation and Subsidiaries
                      Consolidated Statements of Operations
                      (In thousands, except per share data)


                                                                                     (Unaudited)
                                                                                 Three Months Ended
                                                                                      March 31
                                                                                ---------------------
                                                                                 2003          2002
                                                                                -------       -------
Net sales                                                                       220,999       200,341
Cost of sales                                                                    94,211        84,634
  Gross profit                                                                  126,788       115,707

Selling, general and administrative expenses                                     61,611        55,716
Research and development expenses                                                13,560        12,280
Purchased technology amortization                                                 1,028           915
Litigation provisions (A)                                                         1,500         2,800
Loss on disposal of business (B)                                                  5,031             -
Restructuring and other unusual charges (C)                                       1,214             -
  Operating income                                                               42,844        43,996

Interest income, net                                                                825         1,378
  Income from operations before income taxes                                     43,669        45,374

Provision for income taxes                                                        9,692        10,324

  Income before cumulative effect of change in accounting principle              33,977        35,050

  Cumulative effect of change in accounting principle, net of tax (D)                 -        (4,506)
  Net income                                                                     33,977        30,544

Income per basic common share:
  Net income before cumulative effect of accounting
    principle change                                                               0.27          0.27
  Cumulative effect of change in accounting principle (D)                             -        (0.03)
    Net income                                                                     0.27          0.23

Income per diluted common share:
  Net income before cumulative effect of accounting
    principle change                                                               0.26          0.26
  Cumulative effect of change in accounting principle (D)                             -         (0.03)
  Net income                                                                       0.26          0.22

Weighted average number of basic common shares                                  126,308       131,029

Weighted average number of diluted common shares
  and equivalents                                                               130,785       137,188

(A) Includes a $1.2 million provision for an ongoing environmental matter with the Commonwealth of Massachusetts.

(B)  Loss on disposal of the inorganic mass spectrometry product line.

(C) Includes restructuring and other incremental costs incurred in relation to the Company's reorganization of the HPLC and mass spectrometry businesses, and restructuring charges relating to the acquisition of the rheology business of Rheometric Scientific, Inc.

(D) Effect at January 1, 2002 of a change in accounting method for patent related costs.

                       Waters Corporation and Subsidiaries
                      Consolidated Statements of Operations
                      (In thousands, except per share data)


                                                                                (Unaudited)
                                                                              Three Months Ended
                                                                                  March 31
                                                                              ------------------
                                                                                2003      2002
                                                                              --------  --------
Reconciliation of income per diluted share, in accordance with generally accepted accounting principles, with pro-forma results:

Income per diluted share before cumulative effect of change in
 accounting principle                                                            0.26      0.26
                                                                              --------  --------
Adjustment for litigation provisions, net of tax                                1,155     2,044
Income per diluted share effect                                                  0.01      0.01
                                                                              --------  --------
Adjustment for restructuring and other unusual charges, net of tax                935         -
Income per diluted share effect                                                  0.01         -
                                                                              --------  --------
Loss on disposal of business, net of tax                                        3,522         -
Income per diluted share effect                                                  0.03         -
                                                                              --------  --------

Pro-forma income per diluted share:                                              0.30      0.27
                                                                              ========  ========

The pro-forma income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies those items management has excluded as non-operational activities or transactions. Management feels these transactions are not indicative of understanding the ongoing operations of the business or its future outlook.

                      Waters Corporation and Subsidiaries
                     Condensed Consolidated Balance Sheets
                          (In thousands and unaudited)


                                             March 31, 2003    December 31, 2002
                                             --------------    -----------------
Cash and cash equivalents                        271,572             263,312
Restricted cash                                   48,997              49,944
Accounts receivable                              197,489             196,273
Inventories                                      124,853             126,920
Other current assets                              15,309              13,341
  Total current assets                           658,220             649,790

Property, plant and equipment, net               104,517             103,650
Other assets                                     276,604             255,478
  Total assets                                 1,039,341           1,008,918

Notes payable and debt                            96,057               2,665
Accounts payable and accrued expenses            319,038             315,521
  Total current liabilities                      415,095             318,186

Other long-term liabilities                       24,855              25,422
  Total liabilities                              439,950             343,608

Total equity                                     599,391             665,310
  Total liabilities and equity                 1,039,341           1,008,918